Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 4, 2025, by and between Perseus BidCo US, Inc., a Delaware corporation (“Parent”), and the undersigned holder (the “Stockholder”) of shares of common stock of Y-mAbs Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of August 4, 2025 (as such agreement may be subsequently amended or modified, the “Merger Agreement”) by and among Parent, Yosemite Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Purchaser”), the Company and, solely for the purposes of Section 5.16 and Article 8 thereof, Stark International Lux, a Luxembourg société à responsabilité limitée (“Ultimate Parent”).

WHEREAS, Parent, Purchaser, the Company and, solely for the purposes of Section 5.16 and Article 8 thereof, Ultimate Parent, have entered into the Merger Agreement, providing for, among other things, Purchaser to commence a cash tender offer (as may be amended from time to time as permitted under the Merger Agreement, the “Offer”) to acquire all of the outstanding shares of Company Common Stock (the “Company Shares”) other than Excluded Shares, and following the consummation of the Offer, the merger of Purchaser with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent, all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Stockholder beneficially owns (as defined in Rule 13d-3 under the Exchange Act), as of the date of this Agreement, the number of Company Shares (together with any New Shares (as defined below in Section 4), the “Shares”), and holds other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the number of Company Shares indicated opposite the Stockholder’s name on Schedule 1 attached hereto; and

WHEREAS, as an inducement and a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Parent has required that the Stockholder, and the Stockholder has agreed to, enter into and perform this Agreement and tender and vote the Stockholder’s Shares as described herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the Stockholder and Parent agree as follows:

Section 1       Agreement to Tender the Shares. Subject to the terms and conditions of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees to validly tender, or cause to be tendered, all of the Stockholder’s Shares free and clear of any Encumbrances (other than as contained herein) into the Offer as promptly as practicable, but in no event later than the 10th business day, following the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer. If the Stockholder acquires Shares after the date hereof and during the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date (as defined below in Section 3) (the “Support Period”), the Stockholder shall tender or cause to be tendered all such Shares on or before the later of (x) the date the Shares are required to be tendered under this first sentence of this Section 1 and (y) the earlier of (i) two business days after such acquisition and (ii) one business day prior to the expiration of the Offer. In furtherance of the foregoing, at the time of any such tender, the Stockholder shall (i) deliver to the Paying Agent designated in the Offer (a) a letter of transmittal with respect to the Shares, duly completed and validly executed in accordance with the instructions thereto, (b) an “agent’s message” (or such other evidence of transfer as the Paying Agent may reasonably request in writing) in the case of Book-Entry Shares and (c) such other documents and instruments that are required by the terms of the Offer to be delivered in order to effect the valid tender of the Stockholder’s Shares in accordance with the terms of the Offer, and (ii) instruct its broker or such other Person that is the holder of record of any Shares to tender such Shares pursuant to and in accordance with the terms of the Offer. The Stockholder agrees that once the Shares are tendered, the Stockholder will not withdraw, or cause to be withdrawn, such Shares from the Offer, unless and until any event described in clauses (b), (c), or (d) of the definition of “Expiration Date” has occurred. The Stockholder acknowledges and agrees that Purchaser’s obligation to accept for payment Company Shares tendered into the Offer, including any Shares tendered by the Stockholder, is subject to the terms and conditions of the Merger Agreement.

Section 2       Agreement to Vote the Shares. Subject to the terms and conditions of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, during the Support Period, at any meeting of the stockholders of the Company, however called or any adjournment or postponement thereof, or in any other circumstance or action proposed to be taken in which the vote or other approval of the stockholders of the Company is sought, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, the Stockholder shall:

(a)            if a meeting is held, appear at such meeting or otherwise cause all of the Shares to be counted as present at such meeting for purposes of calculating a quorum; and

(b)            vote (or cause to be voted) with respect to all of the Stockholder’s Shares: (i) in favor of adoption of the Merger Agreement and the approval of the Merger and the other Transactions as to which stockholders of the Company are called upon to vote or consent in favor of any matter that would be reasonably expected to facilitate the consummation of the Merger, including any proposal to adjourn or postpone a meeting of the stockholders of the Company to a later date if there are not sufficient votes to adopt the Merger Agreement or other Transactions; (ii) against any action, proposal, transaction or agreement (including any amendment, waiver, release from or non-enforcement of any agreement) that would reasonably be expected to (A) result in any of the Offer Conditions or the conditions to the Merger under the Merger Agreement not being fulfilled before the Termination Date or (B) result in a breach of any covenant, representation, warranty or other obligation or agreement of such Stockholder under this Agreement or the Company or any other Acquired Company under the Merger Agreement; (ii) against any Acquisition Proposal or any action, agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, prevent, discourage or materially and adversely affect the consummation of the Merger and the other Transactions; and (iii) against any change in or to the Company Board that is not recommended or approved by the Company Board, or any change in or to the present capitalization, corporate structure, certificate of incorporation or bylaws of the Company that is not consented to by Parent. During the Support Period, the Stockholder shall not propose, take, commit or agree to take any action inconsistent with the foregoing in this Section 2. Other than with respect to those matters set forth in this Section 2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally, the Stockholder shall retain at all times the right to vote all of the Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters.

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Section 3        Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated prior to the Effective Time pursuant to Article 7 thereof, (c) the mutual written agreement of the parties hereto to terminate this Agreement or (d) the delivery of written notice of termination by the Stockholder to Parent following any material modification or amendment of the Merger Agreement (including any exhibits or schedules thereto), without the prior written consent of the Stockholder, that, in each case, results in a decrease in the amount of, or changes the form of, consideration payable to the Stockholder pursuant to the terms of the Merger Agreement as in effect on the date hereof.

Section 4       Additional Purchases. The Stockholder agrees that any Shares or other shares of capital stock of the Company that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) during the Support Period, including by the exercise of a Company Option or the settlement of a RSU Award or PSU Award (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 6 shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is first acquired. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require the Stockholder to exercise any Company Stock Award or require the Stockholder to purchase any Company Shares, and nothing herein shall prohibit the Stockholder from exercising any Company Stock Award held by the Stockholder.

Section 5        Agreement to Retain the Shares and Other Covenants.

(a)            During the Support Period, the Stockholder shall not Transfer (as defined below in Section 5(c)) (or agree to Transfer or cause or permit the Transfer of) any of the Shares. Without limiting the generality of the foregoing, during the Support Period, the Stockholder shall not tender, agree to tender or permit to be tendered any of the Shares in response to or otherwise in connection with any tender or exchange offer other than the Offer.

(b)            Section 5(a) above shall not prohibit or otherwise restrict a Transfer of Shares by the Stockholder: (i) transferring all or a portion of the Shares to any Affiliate, partner, member or equityholder of the Stockholder or by operation of law or if the Stockholder is an investment fund, to any other investment fund controlled by the same management company; provided that, as a condition to any such Transfer pursuant to this clause (i), the recipient agrees to be bound by this Agreement by executing and delivering to Parent a joinder to this Agreement, in a form reasonably acceptable to Parent, substantially concurrently with such Transfer, or (ii) with Parent’s prior written consent (such exceptions set forth in clauses (i) through (ii), collectively, “Permitted Transfers”). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of any of the Shares in breach or violation of this Agreement shall be void and of no force or effect.

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(c)            For the purposes of this Agreement, a Person shall be deemed to have effected a “Transfer” of a Share if such Person, directly or indirectly, (i) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to (or otherwise enters into a hedging arrangement with respect to), transfers, tenders or disposes (by merger, by testamentary disposition, by the creation of any Encumbrance (other than as contained herein), by operation of law, by dividend or distribution or otherwise) of such Share or any interest in or beneficial ownership of such Share, (ii) deposits any Shares into a voting trust or enters into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) offers, consents, agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

(d)            The Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary to fulfill the Stockholder’s obligations under this Agreement, including, attending, if applicable, any meeting of the stockholders of the Company or any adjournment or postponement thereof (or executing valid and effective proxies to any other attending participant of such meeting in lieu of attending such meeting or any adjournment or postponement thereof).

(e)            Subject to Section 8 below, at all times during the period commencing on the date hereof and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 13 and the Effective Time, the Stockholder shall not, shall cause its Subsidiaries and its and their respective directors and officers not to, and shall direct and use their commercially reasonable efforts to cause its and their respective other Representatives not to, directly or indirectly, (i) continue any solicitation, knowing facilitation or knowing encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal or (ii) (A) solicit, initiate or knowingly facilitate or knowingly encourage any Acquisition Proposal or any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information relating to the Acquired Companies in connection with, or for the purpose of, soliciting, initiating or knowingly facilitating or encouraging, an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement providing for an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (D) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or (E) approve, authorize, agree or publicly announce any intention to do any of the foregoing. The Stockholder acknowledges that any violation of the restrictions set forth in this Section 5(e) by any Subsidiary of such Stockholder or any of its or their respective Representatives acting on its behalf shall be deemed to be a breach by the Stockholder.

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Section 6        Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as of the date hereof as follows:

(a)            The Stockholder is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization. The Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and no other proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(b)            This Agreement has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If the Stockholder is married, and any of the Shares may constitute community property or spousal approval is otherwise necessary for this Agreement to be valid and binding, this Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of, the Stockholder’s spouse, enforceable against the Stockholder’s spouse in accordance with its terms, subject to (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (y) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)            The Stockholder is the record and beneficial owner of the number of the Shares and the other rights to acquire (whether currently, upon lapse of time, following the satisfaction of any condition, upon the occurrence of any event or any combination of the foregoing) beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the number of Company Shares, in each case indicated opposite the Stockholder’s name on Schedule 1, which constitute all of the securities of the Company owned of record or beneficially by the Stockholder or its Affiliates on the date hereof. The Stockholder does not beneficially own any Company Shares that it does not hold of record or own any Company Shares through its Affiliates. The Shares are now, and at all times during the term hereof will be, held by the Stockholder (or a nominee or custodian for its benefit or a transferee pursuant to a Permitted Transfer), free and clear of any Encumbrances (other than as contained herein). The Stockholder has sole, and otherwise unrestricted, voting power with respect to such Shares, and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement.

(d)            The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his or its obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance (other than as contained herein) on any of the Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any Order to which the Stockholder is a party or by which the Stockholder is bound, or, to the Stockholder’s knowledge, any Legal Requirement to which the Stockholder is subject or, in the event that the Stockholder is a corporation, partnership, trust or other entity, any bylaw or other charter or organizational document of the Stockholder.

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(e)            The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any Consent of, or filing with or notification to, any Governmental Body by the Stockholder except for applicable requirements, if any, of the Exchange Act.

(f)            As of the date hereof, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against or relating to the Stockholder before or by any Governmental Body that questions the beneficial or record ownership of the Stockholder’s Shares or that, individually or in the aggregate, would reasonably be expected to impair, delay or prevent the ability of the Stockholder to perform its obligations under this Agreement.

(g)           No broker, finder, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or its capacity as a stockholder of the Company.

(h)           The Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing.

Section 7        Waiver of Actions and Appraisal Rights. The Stockholder agrees that the Stockholder will not, solely in the Stockholder’s capacity as a stockholder of the Company, bring, commence, institute, maintain, prosecute or voluntarily and knowingly aid any action, (a) which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Merger Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, either alone or together with any other agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof, (b) with respect to any disclosure to the stockholders of the Company in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, or (c) against Parent, Purchaser or their respective Representatives in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby (other than, if the Offer Acceptance Time occurs, an action with respect to the Stockholder’s right under the Merger Agreement to receive the Offer Price and the Merger Consideration for the Shares or any rights the Stockholder may have as an Indemnified Person). Prior to the Expiration Date (other than clause (a) of the definition thereof), the Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of Shares, any rights of appraisal, any dissenters’ rights or any similar rights relating to the Merger that the Stockholder may have by virtue of, or with respect to, any Shares beneficially owned by the Stockholder.

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Section 8       No Limitation on Discretion as Director or Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder or any of such Stockholder’s Representatives, (a) if the Stockholder or such Representative is serving on the Company Board or is an officer of the Company, from exercising his or her duties and obligations as a director or officer of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director or officer of the Company, including with respect to discussions and negotiations with third parties with respect to Acquisition Proposals if the Company is permitted to engage in such discussions and negotiations in accordance with Section 5.3 and Section 5.4 of the Merger Agreement, or (b) if the Stockholder or such Representative is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his or her duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Stockholder is executing this Agreement solely in his or its capacity as a stockholder of the Company.

Section 9       Specific Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur and that the parties hereto would not have any adequate remedy at law in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its (or their) specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which it is entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 20(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity. The parties hereto acknowledge and agree that any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9 shall not be required to provide any bond or other security in connection with any such order or injunction, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The parties hereto further agree that (a) by seeking the remedies provided for in this Section 9, a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to a party hereto under this Agreement and (b) the commencement of any Legal Proceeding by a party hereto pursuant to this Section 9 or anything set forth in this Section 9 shall not restrict or limit such party’s right to pursue any other remedies under this Agreement that may be available then or thereafter.

Section 10     Further Assurances. The Stockholder, Parent and Purchaser shall, from time to time and without additional consideration, use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered such additional or further consents, documents and other instruments for the purpose of effectively carrying out the transactions contemplated by this Agreement, and in the case of the Stockholder, as Parent may reasonably request in writing for such purpose.

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Section 11     Prohibitions. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Date a Governmental Body of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to Section 2, then the obligations of the Stockholder set forth in Section 2 shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action; provided, in each case, that the Stockholder shall have used its commercially reasonable efforts to prevent and avoid the entry of such order; and provided, further, that the Stockholder shall have used its commercially reasonable efforts to contest, eliminate or dissolve such order as promptly as practicable. Nothing in this Agreement, including this Section 11, obligates the Stockholder, or any of its Subsidiaries or Affiliates, to (a) sell, divest, license, or otherwise dispose of any assets, operations, businesses, or ownership interests (other than the Stockholder’s Shares), (b) enter into any commitment or agreement affecting the operations or businesses of itself, or its Affiliates (other than with respect to the disposition of the Shares in the Merger), (c) incur any unreimbursed expense in connection with defending any Transaction Litigation (it being acknowledged and agreed that such limitation shall not be deemed to be an express or implicit obligation of Parent or any of its Affiliates to reimburse such expenses or otherwise indemnify Stockholder or any of its Subsidiaries or Affiliates unless otherwise agreed in writing with Parent) or (d) offer or agree to do any of the foregoing.

Section 12     Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder if they are, in accordance with the methods set forth in Section 8.8 of the Merger Agreement: (a) delivered to Parent at the address set forth in Section 8.8 of the Merger Agreement or (b) delivered to the Stockholder at his or its address set forth on the Stockholder’s signature page to this Agreement (or, in each case, at such other address for a party hereto as shall be specified by like notice).

Section 13     Termination. This Agreement shall automatically terminate and become void and of no further effort or effect on the Expiration Date; provided that (i) this Section 13 and the applicable definitional and interpretive provisions of Section 16 through Section 21, Section 23, Section 24, Section 27 and Section 28 shall survive such termination and (ii) no such termination shall relieve or release the Stockholder from any obligations or liabilities arising out of its Willful Breach of this Agreement prior to its termination.

Section 14      Disclosure. The Stockholder shall permit the Company, Parent and Purchaser to disclose in all documents and schedules filed with the SEC that Parent determines to be necessary in connection with the Merger and any transaction contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; provided that the Stockholder shall have a reasonable opportunity to review and comment on such disclosure prior to any such filing. The Stockholder shall promptly notify Company and Parent if it becomes aware of any required corrections with respect to any information provided by or on behalf of the Stockholder for inclusion in any such disclosure document if and to the extent that any such information shall have become untrue, misleading or contain an omission in any material respect. The Stockholder shall not make any press release, public announcement or other communication (other than in the Stockholder’s capacity as a member of the Company Board and then only in accordance with the provisions of the Merger Agreement) with respect to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent, except (a) as required by applicable federal securities law or stock exchange requirement, in which case Parent shall have a reasonable opportunity to review and comment on such communication, and (b) for any such communication that is materially consistent with previous public announcements by the Company or Parent.

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Section 15     Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, the Stockholder hereby authorizes each of Parent, the Company and their respective counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares of the Stockholder (and that this Agreement places limitations on the voting and transfer of such Shares), subject to the provisions hereof, including Permitted Transfers. The parties hereto agree that such stop transfer order shall be removed and shall be of no further force and effect upon the Expiration Date.

Section 16      Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 17     Assignment. This Agreement shall be binding upon, shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights hereunder may be directly or indirectly assigned (including by operation of law) without the prior written consent of the other party hereto, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect. No assignment by any party hereto in accordance herewith will relieve such party hereto of any of its obligations hereunder.

Section 18     No Waivers No waivers of any breach of this Agreement extended by Parent to the Stockholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to the Company Shares held or subsequently held by such other stockholder or with respect to any subsequent breach of the Stockholder or any other stockholder of the Company. No waiver of any provisions hereof by a party hereto shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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Section 19      Governing Law. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof that would cause the application of the Legal Requirements of any jurisdiction other than the State of Delaware.

Section 20      Jurisdiction and Venue. Each of the parties hereto irrevocably (a) submits to the exclusive jurisdiction and venue of the Chosen Courts (it being agreed that the consents to jurisdiction and venue set forth in this Section 20 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto), (b) waives the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any Legal Proceeding in the Chosen Courts, (c) agrees to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any Chosen Court and (d) agrees not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any court other than the Chosen Courts (except for an action to enforce a judgment of a Chosen Court). Each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party hereto is to receive notice in accordance with Section 12. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any of the rights of a party hereto to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

Section 21     Waiver of Jury Trial. EACH OF PARENT AND THE STOCKHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS OR THE ACTIONS OF PARENT OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

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Section 22     No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Certificate of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

Section 23     Certain Events. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Offer Acceptance Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the type and number of the Shares shall be adjusted appropriately, and this Agreement and the obligations hereunder shall automatically attach to any New Shares or other securities issued to or acquired by the Stockholder or any of its Affiliates.

Section 24     Entire Agreement; Amendment. This Agreement (including the schedule hereto) and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between the parties hereto, with respect to the subject matter hereof and thereof. Prior to the Effective Time, any provision of this Agreement may be amended by the parties hereto only if such amendment is in writing and is signed by each party hereto.

Section 25     Effect of Headings. The section headings herein are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

Section 26     Counterparts; Effectiveness; PDF Signature. This Agreement may be executed in several counterparts, including by facsimile, by email with .pdf attachments, or by other electronic signatures (including, DocuSign and AdobeSign), each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement. Until and unless each party hereto has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect, and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 27     Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the party incurring such fees and expenses whether or not the Offer and Merger are consummated.

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Section 28     Construction. The provisions of Section 8.13 of the Merger Agreement shall apply to this Agreement mutatis mutandis and are incorporated herein by reference with binding effect among the parties in respect of this Agreement as if fully set forth herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

[STOCKHOLDER]

By:
Name:
Title:

E-mail:

Address:

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

PERSEUS BIDCO US, INC.

By:
Name:
Title:

Schedule 1

Stockholder (Name): [•]

Shares	Company Options	Company RSU Awards	Company PSU Awards
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